UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2012

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On April 20, 2012, CareFusion Corporation (the “Company”) entered into a definitive agreement to sell its Nicolet neurodiagnostic and monitoring products business (the “Nicolet Business”) to Natus Medical Incorporated for a sale price of approximately $58 million in cash, subject to post closing adjustment related to working capital. The Company concluded that, because the anticipated sale price for the Nicolet Business represents a discount to the current value of the assets as recorded on its financial statements, the Company will be required to record an impairment charge during the third quarter of fiscal 2012. Based on the anticipated sale price, the Company expects to record a pre-tax impairment charge of approximately $74 million, of which approximately $11 million represents expected future cash expenditures by the Company. The final after-tax charge may fluctuate based on adjustments to the purchase price at closing, as well as any tax impact related to the sale.

Item 7.01	Regulation FD Disclosure

On April 23, 2012, the Company issued a news release (the “News Release”) in which it announced it had entered into a definitive agreement to sell the Nicolet Business to Natus Medical Incorporated. A copy of the News Release is included as Exhibit 99.1 to this report.

As set forth in the News Release, the transaction is subject to customary closing conditions and is expected to be completed in July 2012 (the Company’s first quarter of fiscal 2013). The Company estimates that its diluted earnings per share from continuing operations for fiscal 2012 (on a GAAP basis and an adjusted basis) will be negatively impacted by approximately $(0.02) as a result of the sale of the Nicolet Business. Because the criteria for discontinued operations was met during the Company’s third quarter of fiscal 2012, the financial results of the Nicolet Business will be classified as discontinued operations commencing with the third quarter of fiscal 2012. The Company intends to discuss the impact of the sale of the Nicolet Business during its earnings conference call scheduled for May 3, 2012 to discuss the Company’s financial results for the third quarter of fiscal 2012.

This report contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward-looking statements include, but are not limited to, statements about the expected timing of the sale of the Nicolet Business, the sale price, estimates regarding impairment charges and future cash expenditures and the impact on the Company’s financial results. The forward-looking statements contained herein are based on current expectations and assumptions and not on historical facts. There are important factors that could cause actual results to differ materially from those set forth in the forward-looking statements including the satisfaction of conditions to closing the sale, adjustments to the sale price and the potential for unanticipated charges not currently expected. Additional factors that may affect future results are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, and Annual Report on Form 10-K for the year ended June 30, 2011. Except to the limited extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on April 23, 2012 announcing the sale of the Nicolet Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: April 23, 2012	By:	/s/ Joan Stafslien
Name: Joan Stafslien
Title: Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on April 23, 2012 announcing the sale of its Nicolet Business